Dated 11 March 2013

Deed of Variation

BETWEEN:

1.	UNITED BREWERIES LIMITED, a company incorporated in India and having its registered office at Level 3-5, UB Tower, UB City 24, Vittal Mallya Road, Bangalore, 560001, India (the “Proprietor”) of the first part, and

2.	UNITED BREWERIES INTERNATIONAL (UK) LIMITED, a Company registered in England with number 1688201 whose Registered Office is at 75 Westow Hill, Crystal Palace, London, SE19 1TX (“UBI (UK)/ the “Licensee”) of the other part

We refer to the Licence Agreement dated October 9, 1998 and the Supplemental Agreement dated October 22, 2001 entered into between the Proprietor and the Licensee (together the “Licence Agreement”), pursuant to which the Proprietor has appointed the Licensee as its exclusive licensee of the Trade Marks in the Territory.

This Deed of Variation sets out the terms on which the Proprietor and the Licensee have agreed to amend the Licence Agreement. The parties hereby agree that the amendments set out in this Deed of Variation shall take effect from 9 October 2013.

Unless otherwise expressly stated to the contrary, defined terms used in this Deed of Variation shall have the same meanings as defined in the Licence Agreement. The amendments will be incorporated into and form part of the Licence Agreement between the Proprietor and the Licensee. For the avoidance of doubt, all other terms relating to the Licence Agreement remain unaffected by the terms of this Deed of Variation and shall continue in full force and effect.

Amendments

1.	In clause 1.1 of the Licence Agreement the definitions of “Brewing Agreement”, “Kingfisher Products” and “Territory” shall be deleted and replaced with the following-

	“Brewing Agreement	means the contract brewing and distribution agreement entered into between KBE and HUK on or around [March] 2013 and which has as its commencement date 9th October 2013;”

	“Kingfisher Products	means Kingfisher beer;”

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	“Territory	United Kingdom, Belgium, the Netherlands, France, Germany, Italy, Austria, Switzerland, Finland, Sweden, Norway, Denmark, Eire, Luxembourg, Iceland, Greece, Spain, Portugal and Liechtenstein, Hungary, Malta, Poland, Romania, Albania, Armenia, Azerbaijan, Belarus, Bosnia & Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, Georgia, Kazakhstan, Latvia, Lithuania, Macedonia, Moldova, Russia, Serbia, Slovakia, Slovenia, Turkey, Canada, the Caribbean Islands and Ukraine;”

2.	In clause 1.1 of the Licence Agreement the definition of “SN” shall be deleted and replaced with the following definition-

	“HUK	means Heineken UK Limited, a company registered in Scotland with number SC065527 and having its registered office at 2-4 Broadway Park, South Gyle Broadway, Edinburgh EH12 9JZ;”

All references to “SN” throughout the Licence Agreement shall be deleted and replaced with “HUK”.

3.	In clause 1.1 of the Licence Agreement the definition of “UBSN” shall be deleted and replaced with the following definition-

	“KBE	means Kingfisher Beer Europe Limited, a company registered in England with number 2367133 and having its registered office at Springfield House, Sandling Road, Maidstone, Kent ME14 2LP;”

All references to “UBSN” throughout the Licence Agreement shall be deleted and replaced with “KBE”.

4.	Clause 3.1 of the Licence Agreement shall be deleted and replaced with the following-

“UB hereby grants to UBI(UK) an exclusive licence to use the Trade Marks and to do all things necessary to manufacture, package, market, distribute and sell Kingfisher Products in the Territory and specifically including the authorisation to sub-licence certain rights of UBI(UK)’s to KBE pursuant to the KBE Licence and for KBE to sub-licence its rights to HUK pursuant to the Brewing Agreement and to licence any other persons deemed necessary by UBI(UK) or KBE to the extent such sub-licensees do not contravene any rights previously granted to other existing licensees.”

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5.	Insert new clause 3.5, which shall read as follows:

“The parties acknowledge that KBE and HUK are to enter into a loan agreement on or around [March] 2013 (the “Loan Agreement”), and that HUK requires security for the performance by KBE of its obligations under the Brewing Agreement and the Loan Agreement. The parties acknowledge and agree that in the event that KBE defaults on its obligations under the Brewing Agreement and/or the Loan Agreement, HUK shall, at its option, acquire an exclusive licence from the Licensee to use the Trade Marks for the purpose of producing, packaging, marketing, distributing and selling the Kingfisher Products in the United Kingdom until such time as the relevant default has been redressed by KBE. The Proprietor and the Licensee hereby give their irrevocable approval and consent to such licence being granted to HUK on the terms set out in the sub-licence agreement to be entered into between the Proprietor, the Licensee, KBE and HUK on or around the date of the Brewing Agreement.”

6.	Clause 5.1 of the Licence Agreement shall be deleted and replaced with the following-

“This Agreement shall be deemed to have commenced on 9 October 1998 and shall continue for a period of 20 years from such date (the “Initial Term”).”

This Deed of Variation shall be governed by and construed in accordance with the laws of England. The parties irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this agreement.

This document is executed as a deed and is delivered and takes effect at the date written at the beginning of it.

Executed by United Breweries Limited acting by Kalyan Ganguly, a director.	/s/ Kalyan Ganguly

/s/ Mark Davis
In the presence of:	Signature of Witness

Mark Davis
Name of Witness Springfield House Sandling Road Maidstone, Kent

Address of Witness

Company Secretary
Witness’s occupation/status

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Executed by United Breweries International (UK) Limited acting by Jerome Merchant, a director.	/s/ Jerome Merchant

In the presence of:	/s/ John Fisher
Signature of Witness

John Fisher
Name of Witness 119 Egloff Circle Folsom CA 95630
Address of Witness

VP of Finance
Witness’s occupation/status

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